Exhibit 1.2

EXECUTION COPY

GE DEALER FLOORPLAN MASTER NOTE TRUST
ASSET BACKED NOTES

TERMS AGREEMENT
(SERIES 2014-2)

Dated:	October 16, 2014

To:	CDF Funding, Inc.

General Electric Capital Corporation

Re:	Underwriting Agreement, dated October 16, 2014, among CDF Funding, Inc., General Electric Capital Corporation and the Representatives referred to therein

1.	Offered Notes

The notes described below in this Section 1 are the “Offered Notes” for the purpose of this Terms Agreement and for purposes of the above-referenced Underwriting Agreement (the “Underwriting Agreement”). The Underwriting Agreement is incorporated herein and made a part hereof. The Offered Notes are the Series 2014-2 Notes that will be issued by GE Dealer Floorplan Master Note Trust.

Class	Principal Amount	Interest Rate	Final Maturity Date

A	$500,000,000	One month LIBOR plus 0.45% per year	October 21, 2019

2.	Underwriters

The Underwriters named below are the “Underwriters” for the purpose of this Terms Agreement and for the Underwriting Agreement.

Class A Underwriters
J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

The Williams Capital Group, L.P.

1	GEDFMNT 2014-2: Terms Agreement

3.	Underwriting Allotment

Class A
Underwriting Allotment
J.P. Morgan Securities LLC	$200,000,000
RBC Capital Markets, LLC	$200,000,000
Credit Agricole Securities (USA) Inc.	$50,000,000
The Williams Capital Group, L.P.	$50,000,000
Total Amount	$500,000,000

3.	Purchase Price, Discounts and Concessions

Class A
Gross Purchase Price	100%
Underwriting Discount	0.250%
Net Purchase Price	99.750%
Maximum Dealer Selling Concessions	0.150%
Maximum Dealer Reallowance Discounts	0.075%

4.	Date of Sale

October 16, 2014 (the date the first Contract of Sale was entered into as designated by the Representatives).

2	GEDFMNT 2014-2: Terms Agreement

The Underwriters agree, severally and not jointly, to purchase the Offered Notes subject to the terms and provisions of this Terms Agreement and the Underwriting Agreement.

J.P. MORGAN SECURITIES LLC,
for itself and as a Representative

By:	/s/ John Cho
Name:	John Cho
Title:	Managing Director

RBC CAPITAL MARKETS, LLC,
for itself and as a Representative

By:	/s/ Keith L. Helwig
Name:	Keith L. Helwig
Title:	Authorized Signatory

3	GEDFMNT 2014-2: Terms Agreement

Accepted and Agreed:

CDF Funding, inc.

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

General Electric Capital Corporation

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

4	GEDFMNT 2014-2: Terms Agreement